Exhibit 99.1

Montage Resources Corporation Announces Second Quarter 2019 Outperformance, Raises Production Guidance, Lowers Cash Operating Costs Guidance and Lowers Capital Expenditure Guidance for the Full Year 2019

IRVING, TX- August 6, 2019- (BUSINESS WIRE) - Montage Resources Corporation (NYSE:MR) (the “Company” or “Montage Resources”) today announced its second quarter 2019 financial and operational results along with initial third quarter 2019 and revised full year 2019 guidance. In addition, the Company will be posting an updated investor presentation to its corporate website.

Second Quarter 2019 Highlights:

•	Average net daily production was 535.5 MMcfe per day, 4% above the high end of the Company’s previously issued guidance range and above analyst consensus expectations
•	Average natural gas equivalent realized price was $2.94 per Mcfe, excluding cash settled derivatives and firm transportation expenses
•

Per unit cash production costs (including lease operating, transportation, gathering and compression, production and ad valorem taxes) were $1.35 per Mcfe, including $0.37 per Mcfe in firm transportation expenses, with the per unit cash production costs outperforming the Company’s previously issued guidance and analyst consensus expectations

•

Net income for the second quarter of 2019 was $27.5 million; Adjusted net income[1] for the second quarter of 2019 was $14.6 million; and Adjusted EBITDAX[1] for the second quarter of 2019 was $70.9 million, above analyst consensus expectations

Positive Revisions to Full Year 2019 Guidance:

•	Full year 2019 production guidance of 535 to 555 MMcfe per day, an increase of approximately 3% based upon the midpoint of the Company’s previously issued guidance range
•	Full year 2019 per unit cash production costs of $1.30 to $1.40 per Mcfe, lower by approximately 4% based upon the midpoint of the Company’s previously issued guidance range
•	Full year 2019 capital expenditures of $345 to $370 million, lower by approximately 8% based upon the midpoint of the Company’s previously issued guidance range

[1]	Non-GAAP measure. See reconciliation for details

John Reinhart, President and CEO, commented on the Company’s second quarter 2019 results, “During the second quarter, we continued to execute upon our “Focus Five” strategy with an emphasis on capital efficiency, cash-margin optimization, disciplined growth and balance sheet protection.  Throughout all stages of our drilling and completions program, the Montage technical team continues to exceed expectations, leading to a 30% reduction in cycle times over 2018 and well costs reaching the target of $870 per lateral foot in the 2019 plan.  These top-tier operating efficiencies, in addition to outstanding well results, contributed to the second quarter production outperformance with capital expenditures below expectations. One of the most important components of delivering upon our strategy and continuing to gain the confidence of investors is our ability to demonstrate superior operational execution as we exhibit a strong track record of repeatable results.

During the second quarter, the Company re-negotiated an advantageous processing contract with one of our existing midstream providers for our Marcellus acreage in Ohio.  The contact allows for a significant improvement in gas processing costs, possesses no additional minimum volume commitments and provides full ethane rejection, which will further improve the overall rates of return and value of our liquids-rich Marcellus acreage.  Given the Company’s focus on increasing liquids-rich production, we believe this will provide a significant benefit during the second half of 2019 as liquids production volumes are expected to grow by approximately 40% - 45% over the first half of 2019.  The quarterly production beat and enhanced pricing across our products, when coupled with cash production costs per unit outperforming expectations, delivers cash operating margins that we believe are among the best in the Appalachian Basin.  The company continues to focus on merger related synergies that may be achieved through commercial agreements that enhance cash margins.

For the second quarter of 2019, the Company generated revenue of $155.5 million, a 50% increase over the second quarter of 2018, while also recognizing a 39% increase in Adjusted EBITDAX1 over the second quarter of 2018, despite the weaker commodity price environment.  From an operations perspective, the efficiency gains and well productivity results achieved from the development strategy shift are allowing us to place high-quality wells to sales more quickly than originally expected. Given the recent production outperformance, the Company has realized an approximately 30% increase in the mid-year PV-10 value2 of its proved developed producing reserves to approximately $1 billion, based upon strip pricing as of June 30, 2019 from the pro forma year end 2018 value, based upon strip pricing as of December 31, 2018.

The Company is pleased to announce we have raised our production guidance for the full year 2019 by approximately 15 Mmcfe per day and decreased our cash production costs by approximately $0.05 per Mcfe.  As we have previously highlighted, we are committed to maintaining operational flexibility in a cyclical business environment.  The Company has reduced second half 2019 activity levels which results in lowered capital spending for the full year by approximately $30 million. The capital plan in 2019 has been further optimized to focus on the drill-bit, with less than 5% of that capital expected to be dedicated to land spending due to the significant amount of our acreage that is already held by production.

Our focus remains on balancing disciplined growth and cash flow generation while maintaining low leverage and ample liquidity to facilitate strategic optionality.  The natural gas macro environment we are currently experiencing reinforces the importance of being a low-cost producer with high quality assets, maintaining a top performing execution team, and having a Company that possesses limited commitments. We believe the second quarter results demonstrate the effectiveness of our development strategy, the strength of our business, the focus of our team and the fundamental belief in the long term prospects for our Company.”

[1]	Non-GAAP measure. See reconciliation for details
[2]	Based upon the Company’s unaudited internal reserve estimates. See disclosure for further details

Operational Discussion

The Company’s production for the three and six months ended June 30, 2019 and 2018 is set forth in the following table:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Production:
Natural gas (MMcf)	39,119.0	19,985.4	66,324.0	40,328.7
NGLs (Mbbls)	1,033.3	813.6	2,013.8	1,586.2
Oil (Mbbls)	569.0	489.1	1,167.0	1,054.6
Total (MMcfe)	48,732.8	27,801.6	85,408.8	56,173.5

Average daily production volume:
Natural gas (Mcf/d)	429,879	219,620	366,431	222,810
NGLs (Bbls/d)	11,355	8,941	11,126	8,764
Oil (Bbls/d)	6,253	5,375	6,448	5,827
Total (MMcfe/d)	535.5	305.5	471.9	310.4

Financial Discussion

Revenue for the three months ended June 30, 2019 totaled $155.5 million, compared to $103.6 million for the three months ended June 30, 2018.  Adjusted Revenue3, which includes the impact of cash settled derivatives and excludes brokered natural gas and marketing revenue, totaled $145.9 million for the three months ended June 30, 2019 compared to $100.8 million for the three months ended June 30, 2018.  Net Income (Loss) for the three months ended June 30, 2019 was $27.5 million, or $0.77 per share, compared to ($19.0) million, or $(0.95) per share4, for the three months ended June 30, 2018. Adjusted Net Income3 for the three months ended June 30, 2019 was $14.6 million, or $0.41 per share, compared to $2.5 million, or $0.12 per share4, for the three months ended June 30, 2018. Adjusted EBITDAX3 was $70.9 million for the three months ended June 30, 2019 compared to $51.1 million for the three months ended June 30, 2018.

[3]

Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX are non-GAAP financial measures. Tables reconciling Adjusted Revenue, Adjusted Net Income (Loss) and Adjusted EBITDAX to the most directly comparable GAAP measures can be found at the end of the financial statements included in this press release.

[4]	Retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge Mountain Resources, Inc. (“Blue Ridge”) on February 28, 2019.

Average realized price calculations for the three and six months ended June 30, 2019 and 2018 are set forth in the table below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Average realized price (excluding cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.41	$2.72	$2.66	$2.80
NGLs ($/Bbl)	18.77	22.99	20.18	24.24
Oil ($/Bbl)	52.14	61.65	50.07	58.89
Total average prices ($/Mcfe)	2.94	3.71	3.22	3.80

Average realized price (including cash settled derivatives, excluding firm transportation)
Natural gas ($/Mcf)	$2.47	$2.84	$2.63	$2.94
NGLs ($/Bbl)	19.11	22.99	20.46	23.64
Oil ($/Bbl)	51.68	51.94	50.65	52.12
Total average prices ($/Mcfe)	2.99	3.62	3.21	3.76

Average realized price (including firm transportation, excluding cash settled derivatives)
Natural gas ($/Mcf)	$1.95	$2.16	$2.15	$2.33
NGLs ($/Bbl)	18.77	22.99	20.18	24.24
Oil ($/Bbl)	52.14	61.65	50.07	58.89
Total average prices ($/Mcfe)	2.57	3.31	2.83	3.46

Average realized price (including cash settled derivatives and firm transportation)
Natural gas ($/Mcf)	$2.01	$2.27	$2.12	$2.47
NGLs ($/Bbl)	19.11	22.99	20.46	23.64
Oil ($/Bbl)	51.68	51.94	50.65	52.12
Total average prices ($/Mcfe)	2.62	3.22	2.82	3.42

Per unit cash production costs, which include $0.37 per Mcfe of firm transportation expense, were $1.35 per Mcfe for the second quarter of 2019, a decrease of approximately 8% compared to the second quarter of 2018.  The Company’s cash production costs (which include lease operating, transportation, gathering and compression, production and ad valorem taxes) are shown in the table below.

General and administrative expense (including one-time merger-related expenses) was $13.6 million and $10.7 million for the three months ended June 30, 2019 and 2018, respectively, and is shown in the table below. Cash general and administrative expense5, excluding merger-related expenses and stock-based compensation expense, was $9.1 million and $8.7 million for the three months ended June 30, 2019 and 2018, respectively. General and administrative expense per Mcfe (including one-time merger-related expenses) was $0.28 in the three months ended June 30, 2019 compared to $0.38 in the three months ended June 30, 2018. Cash general and administrative expense5 per Mcfe, excluding merger-related expenses and stock-based compensation expense, declined 39% to $0.19 in the three months ended June 30, 2019 compared to $0.31 in the three months ended June 30, 2018.

[5]

Cash general and administrative expense is a non-GAAP financial measure. A table reconciling cash general and administrative expense to the most directly comparable GAAP measure can be found under “Cash General and Administrative Expense” in this press release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating expenses (in thousands):
Lease operating	$10,141	$7,324	$17,666	$16,714
Transportation, gathering and compression	51,870	31,371	93,038	59,060
Production and ad valorem taxes	4,009	2,178	6,857	4,623
Depreciation, depletion, amortization and accretion	38,597	32,922	68,494	64,233
General and administrative[1]	13,564	10,697	42,494	20,454
Operating expenses per Mcfe:
Lease operating	$0.21	$0.26	$0.21	$0.30
Transportation, gathering and compression	1.06	1.13	1.09	1.06
Production and ad valorem taxes	0.08	0.08	0.08	0.08
Depreciation, depletion, amortization and accretion	0.79	1.18	0.80	1.14
General and administrative[2]	0.28	0.38	0.50	0.36
[1]

Includes stock-based compensation and merger-related expenses of $ 4.5 million and $ 2.0 million for the three months ended June 30, 2019 and 2018, respectively, and $ 25.1 million and $ 4.0 million for the six months ended June 30, 2019 and 2018, respectively

[2]

Includes stock-based compensation and merger-related expenses of $ 0.09 per Mcfe and $ 0.07 per Mcfe for the three months ended June 30, 2019 and 2018, respectively, and $ 0.30 per Mcfe and $ 0.07 per Mcfe for the six months ended June 30, 2019 and 2018, respectively

Capital Expenditures

Second quarter 2019 capital expenditures were $115.3 million, including $111.9 million for drilling and completions, and $3.4 million for land-related expenditures.

During the second quarter of 2019, the Company commenced drilling 12 gross (10.2 net) operated wells, commenced completions of 15 gross (13.0 net) operated wells and turned to sales 16 gross (11.4 net) operated wells.

Financial Position and Liquidity

As of June 30, 2019, the Company’s liquidity was $252.7 million, consisting of $9.4 million in cash and cash equivalents and $243.3 million in available borrowing capacity under the Company’s revolving credit facility (after giving effect to outstanding letters of credit issued by the Company of $29.2 million and $127.5 million in outstanding borrowings).

Michael Hodges, Executive Vice President and Chief Financial Officer, commented, “We remain highly focused on maintaining the strength of our balance sheet. With no near term debt maturities and a current leverage ratio of approximately 1.7 times6, we believe our superior financial condition positions us to dynamically respond to changes in the commodity price environment as demonstrated by the operational flexibility in our previously announced reduction in development activity for 2019.  As we look to the future, our resolve to deliver free cash flow to our stakeholders has not changed. From a top-line revenue perspective, we believe Montage is differentiated amongst other Appalachian peers as crude oil provided over 20% of our Adjusted Revenue7 for the second quarter and we expect our leverage to crude oil to further increase for the balance of 2019 and into 2020 as we focus on the development of our liquids-rich locations.  Our second quarter results highlight the strength of our cash margins, with cash production costs continuing to decline as a result of our operational success and increasing scale. Finally, we believe our strong hedge book for the remainder of 2019 and into 2020 provides cash flow assurance for the foreseeable future as we execute our development plans. We believe the benefits of the merger consummated earlier this year have positioned Montage for success, and we believe the unique combination of ample liquidity, low leverage, limited operational commitments and the peer-leading EBITDAX margins leave the Company well positioned to deliver value to its stakeholders in 2019 and beyond.”

[6]	Based upon net debt to pro forma last twelve months EBITDAX
[7]	Non-GAAP measure. See reconciliation for details

Commodity Derivatives

The Company engages in a number of different commodity trading program strategies as a risk management tool to attempt to mitigate the potential negative impact on cash flows caused by price fluctuations in natural gas, NGL and oil prices. Below is a table that illustrates the Company’s hedging activities as of June 30, 2019:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	90,000	July 2019 – December 2019	$2.84
	15,000	July 2019 – September 2019	$2.79
Natural Gas Collars:
Floor purchase price (put)	75,000	July 2019 – September 2019	$2.50
Ceiling sold price (call)	75,000	July 2019 – September 2019	$2.87
Floor purchase price (put)	65,000	October 2019 – December 2019	$2.65
Ceiling sold price (call)	65,000	October 2019 – December 2019	$2.96
Floor purchase price (put)	30,000	January 2020 – March 2020	$2.72
Ceiling sold price (call)	30,000	January 2020 – March 2020	$3.15
Floor purchase price (put)	15,000	April 2020 – June 2020	$2.50
Ceiling sold price (call)	15,000	April 2020 – June 2020	$2.80
Floor purchase price (put)	30,000	January 2020 – December 2020	$2.55
Ceiling sold price (call)	30,000	January 2020 – December 2020	$3.00
Natural Gas Three-way Collars:
Floor purchase price (put)	77,500	July 2019 – December 2019	$2.72
Floor sold price (put)	77,500	July 2019 – December 2019	$2.30
Ceiling sold price (call)	77,500	July 2019 – December 2019	$3.04
Floor purchase price (put)	70,000	January 2020 – June 2020	$2.70
Floor sold price (put)	70,000	January 2020 – June 2020	$2.25
Ceiling sold price (call)	70,000	January 2020 – June 2020	$2.98
Floor purchase price (put)	30,000	October 2019 – June 2020	$2.90
Floor sold price (put)	30,000	October 2019 – June 2020	$2.50
Ceiling sold price (call)	30,000	October 2019 – June 2020	$3.15
Floor purchase price (put)	30,000	January 2020 – December 2020	$2.70
Floor sold price (put)	30,000	January 2020 – December 2020	$2.40
Ceiling sold price (call)	30,000	January 2020 – December 2020	$3.05
Natural Gas Call/Put Options:
Call sold	40,000	July 2019 – December 2019	$3.44
Basis Swaps:
Appalachia - Dominion	12,500	July 2019 – October 2019	$(0.52)
Appalachia - Dominion	12,500	April 2020 – October 2020	$(0.52)
Appalachia - Dominion	20,000	January 2020 – December 2020	$(0.59)
Appalachia - Dominion	20,000	July 2019 – March 2020	$(0.39)
Appalachia - Dominion	17,500	July 2019 – December 2019	$(0.50)

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	1,500	July 2019 – December 2019	$59.18
	1,000	January 2020 – December 2020	$58.60
Oil Collars:
Floor purchase price (put)	1,500	July 2019 – December 2019	$51.67
Ceiling sold price (call)	1,500	July 2019 – December 2019	$65.92
Floor purchase price (put)	1,000	January 2020 – December 2020	$51.50
Ceiling sold price (call)	1,000	January 2020 – December 2020	$64.25
Floor purchase price (put)	500	July 2019 – March 2020	$60.00
Ceiling sold price (call)	500	July 2019 – March 2020	$67.00
Oil Three-way Collars:
Floor purchase price (put)	2,000	July 2019 – December 2019	$50.00
Floor sold price (put)	2,000	July 2019 – December 2019	$40.00
Ceiling sold price (call)	2,000	July 2019 – December 2019	$60.56
Floor purchase price (put)	2,000	January 2020 – June 2020	$62.50
Floor sold price (put)	2,000	January 2020 – June 2020	$55.00
Ceiling sold price (call)	2,000	January 2020 – June 2020	$74.00

NGL Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Propane Swaps:
	350	July 2019 – December 2019	$39.90

Subsequent to the End of the Second Quarter:

The below table illustrates the Company’s hedging activities subsequent to the end of the second quarter 2019:

Natural Gas Derivatives:

Description	Volume (MMBtu/d)	Production Period	Weighted Average Price ($/MMBtu)
Natural Gas Swaps:
	50,000	January 2020 – June 2020	$2.70
	50,000	January 2020 – December 2020	$2.67
Natural Gas Call/Put Options:
Ceiling purchase price (call)	50,000	January 2020 – June 2020	$2.95
Floor sold price (put)	50,000	January 2020 – June 2020	$2.70
Floor sold price (put)	30,000	January 2020 – March 2020	$2.25
Floor sold price (put)	50,000	January 2020 – December 2020	$2.30

Oil Derivatives:

Description	Volume (Bbls/d)	Production Period	Weighted Average Price ($/Bbl)
Oil Swaps:
	500	July 2020 – December 2020	$56.25
Oil Collars:
Floor purchase price (put)	500	July 2020 – December 2020	$52.00
Ceiling sold price (call)	500	July 2020 – December 2020	$60.00

Guidance

The Company is announcing third quarter and updated full year 2019 guidance (changes in italics) as set forth in the table below:

	Q3 2019	FY 2019
Production MMcfe/d	600 - 615	535 - 555
% Gas	74% - 76%	74% - 78%
% NGL	14% - 16%	12% - 15%
% Oil	9% - 11%	9% - 11%
Gas Price Differential ($/Mcf)[1,2]	$(0.15) - $(0.25)	$(0.15) - $(0.25)
Oil Differential ($/Bbl)[1]	$(7.00) - $(7.50)	$(7.00) - $(7.50)
NGL Prices (% of WTI)[1]	27% - 33%	30% - 35%
Cash Production Costs ($/Mcfe)[3]	$1.30 - $1.40	$1.30 - $1.40
Cash G&A ($mm)[4]	$9 - $11	$34 - $38
CAPEX ($mm)		$345 - $370
[1]	Excludes impact of hedges
[2]	Excludes the cost of firm transportation
[3]	Includes lease operating, transportation, gathering and compression, production and ad valorem taxes
[4]

Non-GAAP financial measure which excludes non-cash compensation and merger related expenses, see reconciliation to the most comparable GAAP measure under “Cash General and Administrative Expense” in this press release

Conference Call

A conference call to review the Company’s second quarter financial and operational results is scheduled for Wednesday, August 7, 2019 at 10:00 a.m. Eastern Time.  To participate in the call, please dial 877-709-8150 or 201-689-8354 for international callers and reference Montage Resources Second Quarter 2019 Earnings Call.  A replay of the call will be available through October 8, 2019.  To access the phone replay, dial 877-660-6853 or 201-612-7415 for international callers.  The conference ID is 13692325.  A live webcast of the call may be accessed through the Investor Center on the Company’s website at www.montageresources.com.  The webcast will be archived for replay on the Company’s website for six months.

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,448	$5,959
Accounts receivable	88,770	119,332
Assets held for sale	2,474	—
Other current assets	26,757	8,639
Total current assets	127,449	133,930

PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method:
Unproved properties	532,660	482,475
Proved oil and gas properties, net	1,191,807	807,583
Other property and equipment, net	12,550	6,300
Total property and equipment, net	1,737,017	1,296,358

OTHER NONCURRENT ASSETS
Other assets	8,875	3,481
Operating lease right-of-use asset	38,187	—
Assets held for sale	8,748	—
TOTAL ASSETS	$1,920,276	$1,433,769

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$113,771	$116,735
Accrued capital expenditures	43,221	12,979
Accrued liabilities	59,096	56,909
Accrued interest payable	22,351	21,661
Liabilities associated with assets held for sale	4,843	—
Operating lease liability	17,166	—
Total current liabilities	260,448	208,284

NONCURRENT LIABILITIES
Debt, net of unamortized discount and debt issuance costs	499,155	497,778
Revolving credit facility	127,500	32,500
Asset retirement obligations	26,679	7,110
Other liabilities	564	611
Operating lease liability	22,321	—
Liabilities associated with assets held for sale	6,772	—
Total liabilities	943,439	746,283
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 1,000,000,000 authorized, 35,687,207 and 20,169,063 shares issued and outstanding, respectively	382	3,043
Additional paid in capital	2,349,154	2,065,119
Treasury stock, shares at cost; 2,480,655 and 1,747,624 shares, respectively	(8,794)	(3,357)
Accumulated deficit	(1,363,905)	(1,377,319)
Total stockholders' equity	976,837	687,486
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,920,276	$1,433,769

MONTAGE RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES
Natural gas, oil and natural gas liquids sales	$143,429	$103,257	$275,257	$213,441
Brokered natural gas and marketing revenue	11,989	365	21,519	373
Other revenue	122	—	261	—
Total revenues	155,540	103,622	297,037	213,814

OPERATING EXPENSES
Lease operating	10,141	7,324	17,666	16,714
Transportation, gathering and compression	51,870	31,371	93,038	59,060
Production and ad valorem taxes	4,009	2,178	6,857	4,623
Brokered natural gas and marketing expense	11,983	430	21,443	477
Depreciation, depletion, amortization and accretion	38,597	32,922	68,494	64,233
Exploration	15,193	9,620	31,981	24,898
General and administrative	13,564	10,697	42,494	20,454
(Gain) loss on sale of assets	1	(1,553)	2	(1,820)
Other expense	12	—	38	—
Total operating expenses	145,370	92,989	282,013	188,639
OPERATING INCOME	10,170	10,633	15,024	25,175
OTHER INCOME (EXPENSE)
Gain (loss) on derivative instruments	29,738	(16,577)	24,808	(20,792)
Interest expense, net	(15,109)	(13,092)	(28,949)	(26,043)
Other income	8	—	8	—
Total other income (expense), net	14,637	(29,669)	(4,133)	(46,835)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	24,807	(19,036)	10,891	(21,660)
Income tax benefit (expense)	—	—	—	—
INCOME (LOSS) FROM CONTINUING OPERATIONS	24,807	(19,036)	10,891	(21,660)
Income from discontinued operations, net of income tax	2,705	—	2,523	—
NET INCOME (LOSS)	$27,512	$(19,036)	$13,414	$(21,660)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.77	$(0.95)	$0.44	$(1.09)
Diluted	$0.77	$(0.95)	$0.44	$(1.09)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	35,678	20,129	30,645	19,848
Diluted	35,826	20,129	30,830	19,848

Adjusted Revenue

Adjusted revenue is a non-GAAP financial measure.  The Company defines adjusted revenue as follows: total revenues plus net cash receipts or payments on settled derivative instruments less brokered natural gas and marketing revenue and other revenue.  The Company believes adjusted revenue provides investors with helpful information with respect to the performance of the Company’s operations and management uses adjusted revenue to evaluate its ongoing operations and for internal planning and forecasting purposes. See the table below, which reconciles adjusted revenue and total revenues for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2019	2018	2019	2018
Total revenues	$155,540	$103,622	$297,037	$213,814
Net cash receipts (payments) on derivative instruments	2,440	(2,488)	(746)	(2,347)
Brokered natural gas and marketing revenue	(11,989)	(365)	(21,519)	(373)
Other revenue	(122)	—	(261)	—
Adjusted revenue	$145,869	$100,769	$274,511	$211,094

Adjusted Net Income (Loss)

Adjusted net income (loss) represents income (loss) before income taxes adjusted for certain non-cash items as set forth in the table below. We believe adjusted net income (loss) is used by many investors and published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Adjusted net income (loss) is not a measure of net income (loss) as determined by GAAP.  See the table below for a reconciliation of adjusted net income (loss) and net income (loss), which retroactively reflects the 15-to-1 reverse stock split that took place at the close of the merger with Blue Ridge on February 28, 2019 for the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2019	2018	2019	2018
Income (loss) from continuing operations before income taxes, as reported	$24,807	$(19,036)	$10,891	$(21,660)
(Gain) loss on derivative instruments	(29,738)	16,577	(24,808)	20,792
Net cash receipts (payments) on settled derivatives	2,440	(2,488)	(746)	(2,347)
Dry hole and other	163	2	163	96
Stock-based compensation	552	1,979	6,553	3,960
Impairment of unproved properties	12,443	6,971	22,043	13,667
(Gain) loss on sale of assets	1	(1,553)	2	(1,820)
Merger-related expenses	3,938	—	18,521	—
Income before income taxes, as adjusted	14,606	2,452	32,619	12,688
Adjusted net income	$14,606	$2,452	$32,619	$12,688

Net income (loss) per Common Share
Basic	$0.77	$(0.95)	$0.44	$(1.09)
Diluted	$0.77	$(0.95)	$0.44	$(1.09)

Adjusted net income per Common Share
Basic	$0.41	$0.12	$1.06	$0.64
Diluted	$0.41	$0.12	$1.06	$0.64

Weighted Average Common Shares Outstanding
Basic	35,678	20,129	30,645	19,848
Diluted	35,826	20,201	30,830	19,958

Adjusted EBITDAX

Adjusted EBITDAX is a supplemental non-GAAP measure that is used by the Company to evaluate its financial results. The Company defines Adjusted EBITDAX as net income or loss before interest expense; income taxes; impairments; depreciation, depletion and amortization (“DD&A”); gain (loss) on derivative instruments; net cash receipts (payments on settled derivative instruments, and premiums (paid) received on options that settled during the period); non-cash compensation expense; gain or loss from sale of interest in gas properties; exploration expenses; and other unusual or infrequent items set forth in the table below. Adjusted EBITDAX is not a measure of net income or loss as determined by GAAP.  See the table below for a reconciliation of Adjusted EBITDAX to net income or net loss.

	Three Months Ended June 30,		Six Months Ended June 30,
$ thousands	2019	2018	2019	2018
Net income (loss)	$27,512	$(19,036)	$13,414	$(21,660)
Depreciation, depletion, amortization and accretion	38,597	32,922	68,494	64,233
Exploration expense	15,193	9,620	31,981	24,898
Stock-based compensation	552	1,979	6,553	3,960
(Gain) loss on sale of assets	1	(1,553)	2	(1,820)
(Gain) loss on derivative instruments	(29,738)	16,577	(24,808)	20,792
Net cash receipts (payments) on settled derivatives	2,440	(2,488)	(746)	(2,347)
Interest expense, net	15,109	13,092	28,949	26,043
Other income	(8)	—	(8)	—
Merger-related expenses	3,938	—	18,521	—
Income from discontinued operations	(2,705)	—	(2,523)	—
Adjusted EBITDAX	$70,891	$51,113	$139,829	$114,099

Cash General and Administrative Expenses

Cash General and Administrative Expenses is a non-GAAP financial measure used by the Company in the Guidance Table to provide a measure of administrative expenses used by many investors and published research in making investment decisions and evaluating operational trends of the Company. See the table below for a reconciliation of Cash General and Administrative Expenses and General and Administrative Expenses.

	Three Months Ended June 30,		Guidance
$ thousands	2019	2018	Three Months Ending September 30, 2019	Year Ending December 31, 2019
General and administrative expenses, estimated to be reported	$13,564	$10,697	$14,000-$21,000	$64,500-$78,500
Stock-based compensation	(552)	(1,979)	(1,000-2,000)	(8,000-10,000)
Cash general and administrative expenses	$13,012	$8,718	$13,000-$19,000	$56,500-$68,500
Merger-related expenses	(3,938)	—	(4,000-8,000)	(22,500-30,500)
Cash general and administrative expenses, excluding merger related expenses	$9,074	$8,718	$9,000-$11,000	$34,000-$38,000

Reserves Disclosure

In this release, Montage Resources has provided a pre-tax PV-10 value of its proved developed producing reserves.  The pre-tax PV-10 value presented is unaudited. Pre-tax PV-10 values are non-GAAP financial measures as defined by the SEC and are commonly used in the exploration and production industry by companies, investors and analysts.  The pre-tax PV-10 value presented may not be comparable to similarly titled measurements used by other companies.    Montage Resources believes that the presentation of pre-tax PV–10 values are relevant and useful to its investors because it presents the discounted future net cash flows attributable to reserves prior to taking into account corporate future income taxes and the Company's current tax structure.  The Company further believes investors and creditors use pre-tax PV–10 values as a basis for comparison of the relative size and value of its reserves as compared with other companies. Montage Resources believes that PV–10 estimates using strip pricing can be used within the industry and by creditors and securities analysts to evaluate estimated net cash flows in the current commodity price environment.  PV–10 estimates using strip pricing are not adjusted for the likelihood that the pricing scenario will occur, and thus they may not be comparable to PV–10 value using SEC pricing. The GAAP financial measure most directly comparable to pre-tax PV–10 is the standardized measure of discounted future net cash flows ("Standardized Measure").  With respect to PV-10 calculated as of an interim date, it is not practical to calculate the taxes for the related interim period because GAAP does not provide for disclosure of Standardized Measure on an interim basis. Accordingly, no disclosure of Standardized Measure is included in this release. The Company expects to include a full reconciliation of pre-tax PV-10 to the Standardized Measure as of the year end in its Annual Report on Form 10-K for the year ending December 31, 2019.

About Montage Resources

Montage Resources is an exploration and production company with approximately 218,000 net effective undeveloped acres currently focused on the Utica and Marcellus Shales of southeast Ohio, West Virginia and North Central Pennsylvania. For more information, please visit the Company’s website at www.montageresources.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding Montage Resources’ strategy, future operations, financial position, estimated revenues and income/losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “plan,” “endeavor,” “will,” “would,” ”should,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “continue,” “position,” “potential,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Montage Resources’ current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” in Montage Resources’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019 (the “2018 Annual Report”), in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.

Forward-looking statements may include, but are not limited to, statements about Montage Resources’ business strategy; reserves; general economic conditions; financial strategy, liquidity and capital required for developing its properties and timing related thereto; realized natural gas, NGLs and oil prices; timing and amount of future production of natural gas, NGLs and oil; its hedging strategy and results; future drilling plans; competition and government regulations, including those related to hydraulic fracturing; the anticipated benefits under commercial agreements; marketing of natural gas, NGLs and oil; leasehold and business acquisitions; the costs, terms and availability of gathering, processing, fractionation and other midstream services; the costs, terms and availability of downstream transportation services; credit markets; uncertainty regarding future operating results, including initial production rates and liquid yields in type curve areas; and plans, objectives, expectations and intentions contained in this press release that are not historical, including, without limitation, the guidance set forth herein.  Forward-looking statements also may include statements relating to the combination with Blue Ridge, including statements regarding integration and transition plans, synergies, cost savings, opportunities, anticipated future performance, benefits of the transaction and its impact on Montage Resources’ business, operations, assets, results of operations, liquidity, and financial position, and any statements of assumptions underlying any of the foregoing.

Montage Resources cautions you that all these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control, incident to the exploration for and development, production, gathering and sale of natural gas, NGLs and oil. These risks include, but are not limited to, legal and environmental risks, drilling and other operating risks, regulatory changes, commodity price volatility and declines in the price of natural gas, NGLs, and oil, inflation, lack of availability of drilling, production and processing equipment and services, counterparty credit risk, the uncertainty inherent in estimating natural gas, NGLs and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Risk Factors” in the 2018 Annual Report, in “Item 1A. Risk Factors” of Montage Resources’ Quarterly Reports on Form 10-Q and in Montage Resources’ other filings and reports with the Securities and Exchange Commission.  In addition, forward-looking statements are subject to risks and uncertainties related to the combination with Blue Ridge, including, without limitation, failure to realize or delays in realizing expected synergies or other benefits of the transaction, difficulties in integrating the combined operations, disruption of management time from ongoing business operations due to the transaction, adverse effects on the ability of Montage Resources to retain and hire key personnel and maintain relationships with suppliers and customers, negative effects of consummation of the transaction on the market price of the Company’s common stock, transaction costs, unknown liabilities or unanticipated expenses.

All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement and are based on assumptions that Montage Resources believes to be reasonable but that may not prove to be accurate. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Montage Resources or persons acting on its behalf may issue. Except as otherwise required by applicable law, Montage Resources disclaims any duty to update any forward-looking statements to reflect new information or events or circumstances after the date of this press release.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Contact:

Montage Resources Corporation

Douglas Kris, Investor Relations

814-325-2059

dkris@mresources.com